Exhibit 10.1
FIRST AMENDMENT TO SOURCING SERVICES AGREEMENT – JOYOUNG

This FIRST AMENDMENT TO SOURCING SERVICES AGREEMENT – JOYOUNG (“Amendment No. 1”), dated as of June 29, 2026, is entered into by and between SharkNinja (Hong Kong) Company Limited, a private company limited by shares incorporated in Hong Kong (“SharkNinja”), and Joyoung Holdings (Hong Kong) Limited, a private company limited by shares incorporated in Hong Kong, Hangzhou Jiuchuang Household Electric Appliances Co., Ltd., a limited liability company incorporated in the Peoples’ Republic of China, and Hangzhou Joyoung Household Electric Appliances Co., Ltd., a limited liability company incorporated in the Peoples’ Republic of China (collectively, “Joyoung”). “Party” or “Parties” means SharkNinja or Joyoung, individually or collectively, as the case may be.

WHEREAS, SharkNinja and Joyoung have entered into that certain Sourcing Services Agreement – Joyoung, dated as of July 29, 2023 and effective as of July 31, 2023 (the “SSA”); and

WHEREAS, the Parties wish to amend certain provisions of the SSA pursuant to this Amendment No. 1.

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements, provisions and covenants contained in this Amendment No. 1, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

TERMS

1.Definitions. Capitalized terms used herein without definition shall have the meanings given to such terms in the SSA, as applicable.

2.Amendment.

Subject to the terms and conditions of this Amendment No. 1, the “Term” of the SSA is hereby extended to December 31, 2027. For clarity, as of and following December 31, 2027, the terms and conditions in respect of renewal set forth in Section 7.1 of the SSA (and subject to the other terms and conditions of the SSA) shall continue to apply.

3.Effect of Amendment. Except as expressly modified herein, all terms and conditions set forth in the SSA shall remain in full force and effect.

4.Counterparts. This Amendment No. 1 may be executed and delivered (including by facsimile or other means of electronic transmission, such as by electronic mail in “pdf” form) in more than one counterpart, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the Parties and delivered to each of the Parties.

5.Condition Precedent. The effectiveness of this Amendment No. 1 is subject to and conditional upon the approval of the independent shareholders at any special general meeting(s) required by applicable laws, regulations or stock exchange rules (if any).
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IN WITNESS WHEREOF, the Parties hereto have duly executed this Amendment No. 1 as of the date first above written.

SharkNinja (Hong Kong) Company Limited

By:	/s/ Adam Quigley
Name: Adam Quigley
Title: Director

Joyoung Holdings (Hong Kong) Limited

By:	/s/ Chen Lin
Name: CHEN LIN
Authorised representative

Hangzhou Jiuchuang Household Electric
Appliances Co., Ltd

By:	/s/ Chen Lin
Name: CHEN LIN
Authorised representative

Hangzhou Joyoung Household Electric
Appliance Co., Ltd.

By:	/s/ Chen Lin
Name: CHEN LIN
Authorised representative

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